Exhibit 99.1

FOR IMMEDIATE RELEASE
August 10, 2016	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q3 RESULTS
Total Revenues +40% with Restaurant Level Operating Profit +33% in Q3*
Adjusted EBITDA +21% in Q3*

Conference Call Wednesday, August 10, 2016, at 3:00 p.m. MDT/5:00 p.m. EDT

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the third fiscal quarter ended June 30, 2016.

Key highlights of the Company’s financial results include:

•	Same store sales for company-owned Bad Daddy’s restaurants increased 3.6% for the quarter and increased 3.8% for the year

•	Same store sales for company-owned Good Times restaurants decreased 2.0% for the quarter and increased 0.8% for the year on top of last year’s increase of 4.8% for the quarter and 6.9% for the year

•	Total revenues increased 40% to $18,066,000 for the quarter and increased 60% to $47,222,000 for the year

•	The Company opened one new Bad Daddy’s restaurant during the quarter for a total of five new restaurants opened since the beginning of the fiscal year

•	Sales for the company-owned Good Times restaurants for the quarter were $7,715,000 and Restaurant Level Operating Profit (a non-GAAP measure) was $1,508,000 or 19.5% as a percent of sales *

•	Sales for the Bad Daddy’s restaurants for the quarter were $10,164,000 and Restaurant Level Operating Profit (a non-GAAP measure) was $1,889,000 or 18.6% as a percent of sales *

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 21% to $1,432,000 from $1,188,000 and increased 41% to $2,317,000 from $1,641,000 for the year*

•	The Company ended the quarter with $7.2 million in cash

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Boyd Hoback, President & CEO said “We are very pleased with our continued sales growth at Bad Daddy’s and have several initiatives in place to resume our same store sales growth at Good Times.   This is our first quarter in 23 quarters that we have not had positive same store sales at Good Times, reflecting the impact of the intense discounting and value pricing environment.  We plan to open our sixth new Bad Daddy’s this year on September 2, 2016 and are excited about our accelerated growth plan for fiscal 2017.”

The Company also announced that it is changing its fiscal year end to a 52/53-week year ending on the last Tuesday of September consisting of four 13-week quarters.  This results in a change in the 2016 fiscal year end from September 30, 2016 to September 27, 2016.  Fiscal year 2017 will be 52 weeks long and will end on September 26, 2017.

2016 guidance:

The Company currently anticipates the following for fiscal 2016:

•	Total revenues of approximately $64.3 million to $64.5 million including an approximately $550,000 negative impact from the change in the fiscal year from September 30 to September 27

•	Total revenue estimates assume same store sales for the balance of the year of approximately -1% to -2% for Good Times and +1% to +2% for Bad Daddy’s

•	General and administrative expenses of approximately $6.2 million to $6.3 million, including approximately $725,000 of non-cash equity compensation expense

•	The opening of 1 new Bad Daddy’s restaurant in September 2016

•	Total Adjusted EBITDA* of approximately $3.3 including an approximately $150,000 negative impact from the change in the fiscal year

•	Restaurant pre-opening expenses of approximately $1.8 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $5.5 million to $6.5 million

Preliminary 2017 outlook:

The Company provides the following preliminary guidance for fiscal 2017:

•	Total revenues of approximately $80 million to $84 million with a year end revenue run rate of approximately $94 million to $98 million

•	Total revenue estimates assume same store sales of approximately +1% to +2% for Good Times ranging from -1% to +1% in Q1 and Q2 and +3% to +3.5% in Q3 and Q4 and +1% to +2% for Bad Daddy’s

•	General and administrative expenses of approximately $7.0 million to $7.2 million, including approximately $900,000 of non-cash equity compensation expense

•	The opening of 9 to 11 new Bad Daddy’s restaurants (including 2 joint venture units) and 1 new Good Times restaurant

•	Total Adjusted EBITDA* of approximately $4.5 million to $5.0 million

•	Restaurant pre-opening expenses of approximately $3.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $14.1 million including approximately $1.8 million related to fiscal 2018 development

Conference Call: Management will host a conference call to discuss its third quarter 2016 financial results on Wednesday, August 10, 2016 at 3:00 p.m. MDT/5:00 p.m. EDT.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 37 restaurants.

GTIM owns, operates, franchises and licenses 18 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
Statement of Operations	2016	2015	2016	2015
Net revenues:
Restaurant sales	$17,879	$12,772	$46,676	$29,165
Franchise revenues	187	165	546	342
Total net revenues	18,066	12,937	47,222	29,507
Restaurant Operating Costs:
Food and packaging costs	5,563	4,137	14,853	9,760
Payroll and other employee benefit costs	6,064	4,107	16,230	9,553
Restaurant occupancy costs	1,309	908	3,603	2,314
Other restaurant operating costs	1,546	1,071	4,129	2,361
Royalty expense	0	24	0	122
New store preopening costs	127	156	1,428	578
Depreciation and amortization	584	351	1,592	813
Total restaurant operating costs	15,193	10,754	41,835	25,501
General and administrative costs	1,585	1,131	4,701	2,926
Advertising costs	419	327	1,137	848
Acquisition costs	0	365	0	562
Franchise costs	28	32	82	85
Gain on restaurant asset sale	(7)	(7)	(19)	(19)
Income (loss) from operations	848	355	(514)	(396)
Other income (expense):
Interest income (expense), net	(24)	(21)	(90)	(22)
Other expense	(1)	(2)	(1)	(5)
Affiliate investment loss	0	(18)	0	(5)
Total other income (expense), net	(25)	(41)	(91)	(32)
Net income (loss)	823	294	(605)	(428)
Net loss attributable to non-controlling interests	(276)	(188)	(645)	(311)
Net income (loss) attributable to Good Times Restaurants Inc.	$547	$106	$(1,250)	$(739)
Basic earnings (loss) per share	$0.04	$0.01	$(0.10)	$(0.07)
Diluted earnings per share	0.04	0.01	N/A	N/A
Basic weighted average common shares outstanding	12,271	11,144	12,265	9,924
Diluted weighted average common shares outstanding	12,544	11,535	N/A	N/A

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	June 30,	September 30,
Balance Sheet Data	2016	2015
Cash & cash equivalents	$7,214	$13,809
Current assets	8,958	14,728
Property and equipment, net	18,931	14,222
Other assets	19,254	19,278
Total assets	47,143	48,228
Current liabilities, including capital lease obligations and long-term debt due within one year	5,049	7,258
Long-term debt due after one year	962	1,093
Capital lease obligations due after one year	1	11
Other liabilities	3,696	1,609
Total liabilities	9,708	9,971
Stockholders’ equity	37,435	38,257

Supplemental Information:
	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Three Months Ended June 30,		Nine Months Ended June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Restaurant Sales (in thousands)	$7,715	$7,672	$21,362	$20,805	$10,164	$5,100	$25,314	$8,360
Restaurants open during period	-	1	-	2	1	-	5	1
Restaurants acquired on May 7, 2015	-	-	-	-	-	7	-	7
Restaurants open at period end	27	27	27	27	15	10	15	10
Restaurant operating weeks	351.0	339.4	1,056.9	1,008.3	194.6	94.0	514.9	158.0
Average weekly sales per restaurant (in thousands)	$22.0	$22.6	$20.2	$20.6	$52.2	$54.3	$49.2	$52.9

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Three Months Ended June 30,				Three Months Ended June 30,				Three Months Ended June 30,
	2016		2015		2016		2015		2016	2015
Restaurant Sales	$7,715	100.0%	$7,672	100.0%	$10,164	100.0%	$5,100	100.0%	$17,879	$12,772
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,480	32.1%	2,522	32.9%	3,083	30.3%	1,615	31.7%	5,563	4,137
Payroll and other employee benefit costs	2,443	31.7%	2,347	30.6%	3,621	35.6%	1,760	34.5%	6,064	4,107
Restaurant occupancy costs	676	8.8%	640	8.3%	633	6.2%	268	5.3%	1,309	908
Other restaurant operating costs	608	7.9%	598	7.8%	938	9.2%	473	9.3%	1,546	1,071
Restaurant-level operating profit	1,508	19.5%	1,565	20.4%	1,889	18.6%	984	19.3%	3,397	2,549
Franchise royalty income and expense, net									187	141
Deduct - Other operating:
Depreciation and amortization									584	351
General and administrative									1,585	1,131
Advertising costs									419	327
Acquisition costs									0	365
Franchise costs									28	32
Gain on restaurant asset sale									(7)	(7)
Preopening costs									127	156
Total other operating									2,736	2,355
Income from Operations									$848	$335

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Nine Months Ended June 30,				Nine Months Ended June 30,				Nine Months Ended June 30,
	2016		2015		2016		2015		2016	2015
Restaurant Sales	$21,362	100.0%	$20,805	100.0%	$25,314	100.0%	$8,360	100.0%	$46,676	$29,165
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	6,917	32.4%	7,102	34.1%	7,936	31.4%	2,658	31.8%	14,853	9,760
Payroll and other employee benefit costs	7,026	32.9%	6,520	31.3%	9,204	36.4%	3,033	36.3%	16,230	9,553
Restaurant occupancy costs	2,025	9.5%	1,842	8.9%	1,578	6.2%	472	5.6%	3,603	2,314
Other restaurant operating costs	1,734	8.1%	1,625	7.8%	2,395	9.5%	736	8.8%	4,129	2,361
Restaurant-level operating profit	$3,660	17.1%	$3,716	17.9%	$4,201	16.6%	$1,461	17.5%	$7,861	$5,177
Franchise royalty income and expense, net									546	220
Deduct - Other operating:
Depreciation and amortization									1,592	813
General and administrative									4,701	2,926
Advertising costs									1,137	848
Acquisition costs									0	562
Franchise costs									82	85
Gain on restaurant asset sale									(19)	(19)
Preopening costs									1,428	578
Total other operating									8,921	5,793
Loss from Operations									$(514)	$(396)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the three months and nine months ended June 30, 2016 and June 30, 2015, expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) as reported	$547	$106	$(1,250)	$(739)
Adjustments to net income (loss):
Depreciation and amortization	558	335	1,506	829
Interest expense, net	24	21	90	22
EBITDA	1,129	462	346	112
Preopening expense	127	156	1,428	578
Non-cash stock based compensation	177	165	532	317
Non-recurring acquisition costs	0	365	0	562
GAAP rent in excess of cash rent	6	47	30	91
Non-cash disposal of assets	(7)	(7)	(19)	(19)
Adjusted EBITDA	$1,432	$1,188	$2,317	$1,641

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.